Blackman Kallick Bartelstein LLP

10 South Riverside Plaza

9th Floor

Chicago, IL 60606

Phone	312/207-1040
Fax	312/207-1066

August 8, 2006

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements made by Entrade, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report dated August 3, 2006. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

Blackman Kallick Bartelstein, LLP